EXHIBIT 23.1


                 CONSENT OF INDEPENDENT ACCOUNTANTS
                 ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 6, 1996, which appears on page 51 of the 1995 Annual Report to Shareholders of Mattel, Inc., which is incorporated by reference in the Mattel, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 25 of such Annual Report on Form 10-K.



/s/ Price Waterhouse LLP
- ------------------------

Los Angeles, California
May 9, 1996

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